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                                                                  Exhibit (l)(6)


                               PURCHASE AGREEMENT
                               ------------------

        Excelsior Funds Trust (the "Company"), a Delaware business trust, and Edgewood Services, Inc. ("Edgewood"), a New York corporation, hereby agree with each other as follows:

        1. The Company hereby offers Edgewood and Edgewood hereby purchases ____ shares of the Shares Class and _____ shares of the Institutional Shares Class of the Equity Core Fund of the Company at $[__] per share and $[__] per share, respectively. The Company hereby acknowledges receipt from Edgewood of funds in the total amount of $_____ in full payment for the shares.

        2. Edgewood represents and warrants to the Company that the shares are being acquired for investment purposes and not with a view to the distribution thereof.

        IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the __ day of ____________, 2004.



                                            EXCELSIOR FUNDS TRUST



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            EDGEWOOD SERVICES, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title: